UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 25, 2016

 ELECTRONIC ARTS INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-17948	94-2838567
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

209 Redwood Shores Parkway, Redwood City, California 94065-1175
(Address of Principal Executive Offices) (Zip Code)

(650) 628-1500
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

Electronic Arts Inc. (“EA”) has filed this Current Report on Form 8-K to report that certain executive officers established pre-arranged stock trading plans as part of managing their EA equity holdings.

Andrew Wilson, Chief Executive Officer and a member of EA’s Board of Directors established a plan on May 25, 2016 and sales under this plan may take place periodically from August 1, 2016 through July 5, 2017.  Peter Moore, Executive Vice President and Chief Competition Officer, established a plan on May 26, 2016 and sales under this plan may take place periodically from June 27, 2016 through July 7, 2017.  Patrick Söderlund, Executive Vice President, EA Studios established a plan on May 27, 2016 and sales under this plan may take place periodically from July 1, 2016 through August 31, 2017.

Each of these plans accord with the guidelines of Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and EA policies regarding stock transactions by directors, executive officers and other employees.  Transactions under each of these plans will be disclosed publicly through appropriate filings with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELECTRONIC ARTS INC.

Dated:	May 31, 2016	By:	/s/ Jacob J. Schatz
Jacob J. Schatz
Senior Vice President, General Counsel and Corporate Secretary